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                                                                    EXHIBIT 99.3


                              THE LOEWEN GROUP INC.

                           CONSOLIDATED BALANCE SHEET

                     EXPRESSED IN THOUSANDS OF U.S. DOLLARS

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
                                                       SEPTEMBER 30
                                                           2001
                                                       ------------
                                                        (UNAUDITED)
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ASSETS
Current assets
  Cash .............................................   $    228,366
  Receivables, net of allowances ...................        166,704
  Inventories ......................................         32,948
  Prepaid expenses .................................         24,158
                                                       ------------
                                                            452,176
Long-term receivables, net of allowances ...........        472,235
Cemetery property ..................................        762,963
Property and equipment .............................        642,779
Names and reputations ..............................        561,471
Insurance invested assets ..........................        329,669
Future income tax assets ...........................          1,944
Pre-arranged funeral services ......................        415,303
Other assets .......................................        111,842
                                                       ------------
                                                       $  3,750,382
                                                       ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities not subject to compromise
  Current liabilities
     Accounts payable and accrued liabilities ......   $    107,029
     Long-term debt, current portion ...............         23,868
                                                       ------------
                                                            130,897
  Long-term debt, net of current portion ...........         43,287
  Other liabilities ................................        375,206
  Insurance policy liabilities .....................        222,718
  Future income tax liabilities ....................        120,458
  Deferred pre-arranged funeral services revenue ...        415,303
Liabilities subject to compromise ..................      2,294,372
Shareholders' equity
  Common shares ....................................      1,276,414
  Preferred shares .................................        157,144
  Deficit ..........................................     (1,295,576)
  Foreign exchange adjustment ......................         10,159
                                                       ------------
                                                            148,141
                                                       ------------
                                                       $  3,750,382
                                                       ============
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